                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of SiVault Systems, Inc. (formerly Security Biometrics, Inc.; the "Registrant") of our report dated October 1, 2004 relating to the consolidated financial statements of SiVault Systems, Inc. and its subsidiaries, which is incorporated by reference in SiVault Systems Inc.'s Annual Report on Form 10-K for the year ended June 30, 2004 contained in the Registration Statement and Prospectus.





                                          s/s Miller Ellin & Company, LLP
                                          -------------------------------
                                             CERTIFIED PUBLIC ACCOUNTANTS









New York, New York
January 3, 2005